            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

--------------------------------------- ---------------------------------------

                              Give the
For this type of account:     SOCIAL SECURITY
                              number of--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(2)
3. Husband and wife (joint    The actual owner
 account)                     of the account
                              or, if joint
                              funds, either
                              person(2)
4. Custodian account of a     The minor(3)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(2)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor, or   person(4)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust account   trustee(2)
      (grantor is also
      trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(2)
   valid trust under State
   law
8. Sole proprietorship        The owner(5)
 account

                               Give the EMPLOYER
For this type of account:      IDENTIFICATION
                               number of--
                                        --------
 9. A valid trust, estate, or  The legal entity
  pension trust                (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless
                               the legal entity
                               itself is not
                               designated in the
                               account
                               title.)(1)
10. Corporate account          The corporation
11. Religious, charitable, or  The organization
  educational organization
  account
12. Partnership account held   The partnership
  in the name of the business
13. Association, club, or      The organization
  other tax-exempt
  organization
14. A broker or registered     The broker or
  nominee                      nominee
15. Account with the           The public entity
  Department of Agriculture
  in the name of a public
  entity (such as a State or
  local government, school
  district, or prison) that
  receives agricultural
  program payments

                                        ---------------------------------------
---------------------------------------

(1) List first and circle the name of the legal trust, estate, or pension trust.
(2) List first and circle the name of the person whose number you furnish.
(3) Circle the minor's name and furnish the minor's social security number.
(4) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a TIN or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . An organization exempt from tax under section 501(a), any IRA, or a custo-dial account under section 403(b)(7) if the account satisfies the require-ments of section 401(f)(2).
  . The United States or any of its agencies or instrumentalities.
  . A state, the District of Columbia, a possession of the United States, or any of their political subdivision or instrumentalities
  . A foreign government or any of its political subdivisions, agencies, or instrumentalities.
  . An international organization or any of its agencies or instrumentalities.

 Other payees that may be exempt from backup withholding on certain payments include the following:
  . A corporation.
  . A financial institution.
  .A dealer in securities or commodities required to register in the United
   States, the District of Columbia, or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a)
  . A trust exempt from tax under section 664 or described in section 4947.
  . An entity registered at all times during the tax year under the Investment
    Company Act of 1940.
  . A foreign central bank of issue.
  . A middleman known in the investment community as a nominee or custodian.
  . A futures commission merchant registered with the Commodity futures Trad-ing Commission.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Section 404(k) distributions made by an ESOP.
 Interest payments that generally are exempt from backup withholding include the following:
  . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not pro-vided your correct taxpayer identification number to the payor.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage or student loan interest paid to you.
EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.
 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6045, and 6050A and their regulations.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.